SECURITIES AND EXCHANGE COMMISSION

				Washington, D.C. 20549

				      FORM 8-K
				   CURRENT REPORT

				   Date of Report
				  January 19, 1995

			   Pursuant to Section 13 or 15(d)
		       of the Securities Exchange Act of 1934
			      Commission File No. 1-4850


			  COMPUTER SCIENCES CORPORATION

			  Incorporated in the State of Nevada
			 Employer Identification No. 95-2043126
				 2100 East Grand Avenue
			      El Segundo, California 90245
				Telephone (310) 615-0311


















Item 5 - Other Events

The Company has announced that William R. Hoover, its chief executive officer, will retire March 31, 1995. Mr Hoover, 65, has been chief executive officer of Computer Sciences Corporation since 1972. Van B. Honeycutt, 49, who has been president and chief operating officer since June 14, 1993, will succeed him as chief executive officer.

Mr. Hoover, who also has been chairman of the board of directors since 1972, will continue in that role. He was promoted to vice president in 1965 and was elected to CSC's board of directors in 1967. Hoover was named executive vice president in March 1969 and was elected president of CSC in November that same year. He became chairman and CEO in November of 1972.

Mr. Honeycutt has been a corporate officer since 1987 and was president of CSC's Industry Services Group before being named to the newly-created position of president and chief operating officer in June 1993. Since joining the Company in 1975, Mr. Honeycutt's experience covers virtually all of the Company's activities and markets.

This forthcoming event was publicly disclosed in a routine Company press release published on October 31, 1994, a copy of which is appended as a part of this report.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						COMPUTER SCIENCES CORPORATION


Date:  January 19, 1995                 by: /s/ Denis M. Crane
						---------------------
						Denis M. Crane
						Vice President and Controller
						Chief Accounting Office



















Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California  90245

News Release

Contact:  Bruce Plowman or Mary Rhodes    310.615.0311
FOR IMMEDIATE RELEASE  Moved on Business Wire 10/31/94

HOOVER TO RETIRE AT CSC MARCH 31, HONEYCUTT WILL BECOME CEO

EL SEGUNDO, Calif., Oct. 31---William R. Hoover, 64, who has been chief executive officer of Computer Sciences Corporation (NYSE:CSC) since 1972, will retire March 31, 1995, the company announced today. Van B. Honeycutt, 49, who has been president and chief operating officer since June 14, 1993, will become CEO.

Hoover, who also has been chairman of the board of directors since 1972, will continue in that role. He joined CSC as manager of the company's Los Angeles division in 1964 from NASA's Jet Propulsion Lab in Pasadena, Calif., where he directed the lab's data processing activities. He was promoted to vice president in 1965 and was elected to CSC's board of directors in 1967. Hoover was named executive vice president in March 1969 and was elected president of CSC in November that same year. He became chairman and CEO in November 1972.

"Van Honeycutt is extremely well qualified to lead CSC into the next century," said Hoover. "His experience covers virtually all of the company's activities and markets, and he has consistently demonstrated excellent business judgement and strong leadership and management capabilities during his career with CSC."

Honeycutt cited Hoover's role in bringing the company from revenue of just over $100 million when he became CEO to CSC's $2.9 billion in current annual revenue.

"Under Bill Hoover's guidance, CSC has been one of the dominant companies in the information technology business for more than two decades," said Honeycutt. "We will build on his legacy of excellent performance for our clients and technology leadership as we go forward."

Honeycutt has been a corporate officer since 1987 and was president of CSC's Industry Services Group before being named to the newly-created position of president and chief operating officer in June 1993. He has led the company's advance in providing data services outsourcing to commercial clients in the United States, Europe and the Pacific Rim, an activity that contributes more than $800 million in annual revenue to CSC. Honeycutt was president of CSC's credit services business from 1983 to 1987, when he was named group president. Prior to 1983, he held a number of executive positions with CSC in both the commercial and federal areas. He joined the company in 1975.

Computer Sciences Corporation has $2.9 billion in annual revenues, about 55% of which comes from commercial clients and the rest from the U.S. government. The company is headquartered in El Segundo, Calif., and has 30,000 employees in 450 offices, primarily in the U.S., Europe and the Pacific Rim. CSC provides clients with the full range of information technology services, including business reengineering and management consulting, systems development and integration, and systems operations and outsourcing.